EXCERPTS FROM LIQUIDATION AGREEMENT
This Liquidation Agreement (this “Agreement”) is made and entered into as of January 18, 2013 (the “Effective Date”) by and among Williams Multifamily Acquisition Fund, LP, a Delaware limited partnership (the “Partnership”), Williams Multifamily Acquisition Fund GP, LLC, a Delaware limited liability company (“General Partner”), Williams Multifamily Acquisition Venture, LLC, a Georgia limited liability company (“Williams LP”, and together with the General Partner, the “Williams Partners”), Williams Realty Advisors, LLC, a Delaware limited liability company (“Williams Advisors”, and together with the Williams Partners, the “Williams Parties”), and OREC (Williams) Holdings, Inc., a corporation formed under the laws of the Province of Ontario, Canada (“Oxford”). The Partnership, Oxford and the Williams Parties are referred to collectively as the “Parties”.
ARTICLE 1
DEFINITIONS
1.1    For purposes of this Agreement, certain capitalized terms not used herein shall have the meanings set forth below:
“Ashford REIT Shares” shall mean all of the REIT Shares in Ashford Park REIT Inc.
“Ashford REIT Purchase Price” shall mean, (i) if the Ashford Park REIT Inc. becomes an Initial Williams Option REIT in accordance with Section 2.4 below, an amount equal to one hundred percent (100%) of the Stipulated Amount for the Ashford Park REIT Inc., and (ii) if the Ashford Park REIT Inc. becomes an Initial Oxford Option REIT in accordance with Section 2.5 below, an amount equal to five percent (5%) of the Stipulated Amount for the Ashford Park REIT Inc.
“Cash On Hand” shall mean, as to the Partnership, each of the REIT Component Entities, and each of the LLC Component Entitles, the actual cash on hand of each of such entities as of the applicable Transfer Date (including short term money market deposits, if applicable), provided the same shall not include (i) any amounts on deposit with any lender or servicer, which amounts on deposit with any lender or servicer shall be accounted for pursuant to Section 7.4 below; or (ii) refundable security deposits, refundable pet fees, refundable key deposits and the like (or interest on any such refundable deposits or fees to the extent that such interest must be paid or credited to the applicable tenant).
“Closing” shall mean an Initial Williams Option Closing, an Initial Oxford Option Closing, a Lake Cameron Closing, and/or a Scheduled Oxford Closing, in each case as the context requires.
“Final Williams Option Closing Date” shall have the meaning set forth in Section 2.6 below.
“Final Williams Option REIT” shall have the meaning set forth in Section 2.6 below.
“Initial Distributable Cash” shall mean all Cash on Hand of the Partnership as of the first Closing in excess of the Agreed Reserve Amount. The Initial Distributable Cash of the Partnership as of the first Closing shall include the amounts to be distributed by the LLC Component Entities and the REIT Component Entities pursuant to Section 4.6 below.
“Initial Williams Option Closing” shall mean the closing for the distribution of the REIT Shares in the Initial Williams Option REITs to be carried out in accordance with Section 4.1 below.
“Initial Williams Option Closing Date” shall mean, subject to Section 2.8, January 25, 2013; provided, however, that upon not less than three (3) Business Days prior written notice to Oxford, the General Partner and the Escrow Agent, and subject to Section 2.8, Williams LP may designate an earlier Initial Williams Option Closing Date.

“Initial Williams Option Deadline” shall mean January 21, 2013.
“Initial Williams Option LLCs” shall mean each LLC Component Entity owned by an Initial Williams Option REIT.
“Initial Williams Option Purchase Price” shall mean an aggregate amount equal to the sum of (i) if applicable, the Ashford REIT Purchase Price, plus (ii) if applicable, the McNeil Ranch REIT Purchase Price.
“Initial Williams Option REITs” shall have the meaning set for the in Section 2.4 below.
“Lake Cameron Closing” shall mean the closing for the distribution of the Lake Cameron REIT Shares to be carried out in accordance with Section 4.4 below.
“Lake Cameron Closing Date” shall mean, as applicable, the Final Williams Option Closing Date, or the Final Oxford Option Closing Date, as determined in accordance with Section 2.6 or Section 2.7 below.
“Lake Cameron Purchase Price” shall mean, (i) if Lake Cameron REIT Inc. becomes a Final Williams Option REIT in accordance with Section 2.6 below, an amount equal to one hundred percent (100%) of the Stipulated Amount for Lake Cameron REIT Inc., and (ii) if Lake Cameron REIT Inc. becomes a Final Oxford Option REIT in accordance with Section 2.7 below, an amount equal to five percent (5%) of the Stipulated Amount for Lake Cameron REIT Inc.
“Lake Cameron Purchaser” shall mean, (i) if Lake Cameron REIT Inc. becomes a Final Williams Option REIT in accordance with Section 2.6 below, the Williams Purchaser, and (ii) if Lake Cameron REIT Inc. becomes a Final Oxford Option REIT in accordance with Section 2.7 below, Oxford.
“Lake Cameron REIT Shares” shall mean all of the REIT Shares in Lake Cameron REIT Inc.
“Lake Cameron Williams Option Deadline” shall mean March 25, 2013.
“McNeil REIT Purchase Price” shall mean, (i) if the McNeil Ranch REIT Inc. becomes an Initial Williams Option REIT in accordance with Section 2.4 below, an amount equal to one hundred percent (100%) of the Stipulated Amount of the Asset for the McNeil Ranch REIT Inc., and (ii) if the McNeil Ranch REIT Inc. becomes an Initial Oxford Option REIT in accordance with Section 2.5 below, an amount equal to five percent (5%) of the Stipulated Amount for the McNeil Ranch REIT Inc.
“McNeil REIT Shares” shall mean all of the REIT Shares in McNeil Ranch REIT Inc.
“Net Equity Value” shall mean, for each REIT Component Entity as of its respective Transfer Date, the amount by which: (i) the Agreed Asset Value for the Asset indirectly owned by such REIT Component Entity (through the applicable LLC Component Entity) as set forth on Exhibit B hereto, exceeds (ii) the Total Mortgage Debt Amount applicable to the Asset indirectly owned by such REIT Component Entity, as such excess amount is adjusted for the net of all Other Assets and Liabilities of the applicable REIT Component Entity and/or LLC Component Entity.
“Stipulated Amount” shall mean, as to each REIT Component Entity, the applicable amount shown for each REIT Component Entity on Exhibit C attached hereto. The Parties acknowledge that the Stipulated Amount for each REIT Component Entity is the Parties’ best estimate of the Net Equity Value for each REIT Component Entity as of December 31, 2012, excluding all tenant related accounts receivable of the Asset indirectly owned by such REIT Component Entity as of December 31, 2012, provided that as to the Total Mortgage Debt Amount included in the calculation of the Stipulated Amount for each REIT Component Entity, such Total Mortgage Debt Amount has been adjusted to take into account the difference between the Total Mortgage Debt Amount as of December 31, 2012, and the estimated Total Mortgage Debt Amount that is projected to exist as of the anticipated Transfer Date, including adjustments for payments made or to be made following January 1, 2013, applicable amortization, and interest accruals. Notwithstanding the amounts shown on Exhibit C, with respect to Uptown Park REIT Inc. and McNeil Ranch REIT Inc., if (but only if) the mortgage loan secured by the Asset owned by such REIT Component Entity is repaid in full at the closing of the acquisition of the applicable REIT Component Entity by Oxford or the Williams Purchaser, as applicable, and an exit fee, prepayment premium, or similar amount is paid at that closing, such exit fee, prepayment premium, or similar amount so paid will reduce the Net Equity Value thus reducing the Stipulated Amount for such REIT Component Entity.
“Total Mortgage Debt Amount” shall mean, as to each Asset on the applicable Transfer Date, all outstanding principal, accrued and unpaid interest and other amounts outstanding under the debt encumbering the applicable Asset. With respect to Uptown Park REIT Inc. and McNeil Ranch REIT Inc., if (but only if) the mortgage loan secured by the Asset owned by such REIT Component Entity is repaid in full at the closing of the acquisition of the applicable REIT Component Entity by Oxford or the Williams Purchaser, as applicable, and an exit fee, prepayment premium, or similar amount is paid at that closing, such exit fee, prepayment premium, or similar amount so paid will be included in Total Mortgage Debt Amount and thus will reduce the Net Equity Value for such REIT Component Entity.
“Williams Approved Designee” means Preferred Apartment Communities, Inc. or an entity that is directly or indirectly at least 90% owned by Preferred Apartment Communities, Inc. and that is directly or indirectly controlled by Preferred Apartment Communities, Inc.
“Williams Ashford/McNeil Option Exercise Notice” shall have the meaning set for the in Section 2.4 below.
“Williams Closing” means any Closing pursuant to which any Williams Purchaser acquires the REIT Shares of one or more Option REITs.
“Williams Lake Cameron Option Exercise Notice” shall have the meaning set for the in Section 2.6 below.
“Williams Purchaser” shall mean either the Williams LP or Williams Approved Designee, as designated by the Williams LP in the Williams Ashford/McNeil Option Exercise Notice or the Williams Lake Cameron Option Exercise Notice, applicable.
ARTICLE 2
AGREEMENT TO DISTRIBUTE AND PURCHASE
2.4    Williams Ashford/McNeil Ranch Option. On or before the Initial Williams Option Deadline, the Williams LP shall be entitled to give a written notice to the General Partner, Oxford and Escrow Agent in the form attached hereto as Schedule  6 stating (i) whether or not it irrevocably and unconditionally elects to cause the Williams Purchaser to acquire the Ashford REIT Shares for the Ashford REIT Purchase Price on the Initial Williams Option Closing Date, and designating the Williams Purchaser for such acquisition, and (ii) whether or not it irrevocably and unconditionally elects to cause the Williams Purchaser to acquire the McNeil REIT Shares for the McNeil REIT Purchase Price on the Initial Williams Option Closing Date, and designating the Williams Purchaser for such acquisition (the “Williams Ashford/McNeil Option Exercise Notice”). If the Williams LP gives a duly completed Williams Ashford/McNeil Option Exercise Notice on or before the Initial Williams Option Deadline pursuant to which it has irrevocably and unconditionally elected to cause the Williams Purchaser to acquire the Ashford REIT Shares, then the Ashford Park REIT shall constitute an “Initial Williams Option REIT” for purposes of this Agreement; if the Williams LP gives a duly completed Williams Ashford/McNeil Option Exercise Notice on or before the Initial Williams Option Deadline pursuant to which it has irrevocably and unconditionally elected to cause the Williams Purchaser to acquire the McNeil REIT Shares, then the McNeil Ranch REIT shall constitute an “Initial Williams Option REIT” for purposes of this Agreement; and if the Williams LP gives a duly completed Williams Ashford/McNeil Option Exercise Notice on or

before the Initial Williams Option Deadline pursuant to which it has irrevocably and unconditionally elected to cause the Williams Purchaser to acquire both the Ashford REIT Shares and the McNeil REIT Shares, then both the Ashford Park REIT and the McNeil Ranch REIT shall constitute “Initial Williams Option REITs” for purposes of this Agreement. If the Williams LP fails to give a duly completed Williams Ashford/McNeil Option Exercise Notice on or before the Initial Williams Option Deadline (or gives such notice, but elects not to acquire either the Ashford Park REIT nor the McNeil Ranch REIT), it shall be deemed to have elected not to acquire either the Ashford REIT Shares or the McNeil REIT Shares, and neither the Ashford Park REIT nor the McNeil Ranch REIT shall constitute an “Initial Williams Option REIT” for purposes of this Agreement. Subject to the terms and conditions hereof (including withholding of any applicable Withholding Amount), the Williams LP covenants and agrees to cause the Williams Purchaser to purchase the REIT Shares of each Initial Williams Option REIT from the Partnership, provided that the Initial Williams Option Purchase Price shall be paid directly to the Partners in accordance with their respective Percentage Interests and shall at no time be an asset of the Partnership.
2.6    Williams Lake Cameron Option. On or before the Lake Cameron Williams Option Deadline, the Williams LP shall be entitled to give a written notice to the General Partner, Oxford and Escrow Agent in the form attached hereto as Schedule  8 (the “Williams Lake Cameron Option Exercise Notice”) stating whether or not it irrevocably and unconditionally elects to cause the Williams Purchaser to acquire the Lake Cameron REIT Shares for the Lake Cameron Purchase Price, designating the Williams Purchaser for such acquisition, and designating the closing date for such acquisition, which shall not be sooner than three (3) Business Days after such Williams Lake Cameron Option Exercise Notice and which shall not be later in all cases than March 31, 2013 (the date so designated being the “Final Williams Option Closing Date”). If the Williams LP gives a duly completed Williams Lake Cameron Option Exercise Notice on or before the Lake Cameron Williams Option Deadline pursuant to which it has irrevocably and unconditionally elected to cause the Williams Purchaser to acquire the Lake Cameron REIT Shares, then the Lake Cameron REIT shall constitute a “Final Williams Option REIT” for purposes of this Agreement. If the Williams LP fails to give a duly completed Williams Lake Cameron Option Exercise Notice on or before the Lake Cameron Williams Option Deadline, it shall be deemed to have elected not to acquire the Lake Cameron REIT Shares, and the Lake Cameron REIT shall not constitute a “Final Williams Option REIT” for purposes of this Agreement. Subject to the terms and conditions hereof (including withholding of any applicable Withholding Amount), the Williams LP covenants and agrees to cause the Williams Purchaser to purchase the REIT Shares of the Final Williams Option REIT from the Partnership, provided that the Lake Cameron Purchase Price shall be paid directly to the Partners in accordance with their respective Percentage Interests and shall at no time be an asset of the Partnership.
2.8    Coordination of Closing Dates. If either or both of the Ashford Park REIT Inc. and the McNeil Ranch REIT Inc. becomes an Initial Williams Option REIT in accordance with Section 2.4 above and/or if the Williams Purchaser becomes the Lake Cameron Purchaser, the Williams Purchaser and Oxford will use commercially reasonable efforts to cause the Initial Williams Option Closing Date (and, if applicable, the Lake Cameron Closing Date) and the first Scheduled Oxford Closing Date to occur simultaneously. If one (but not both) of the Ashford Park REIT Inc. and the McNeil Ranch REIT Inc. becomes an Initial Williams Option REIT in accordance with Section 2.4 above and the other of the Ashford Park REIT Inc. and the McNeil Ranch REIT Inc. becomes an Initial Oxford Option REIT in accordance with Section 2.5 above, the Williams Purchaser and Oxford will use commercially reasonable efforts to cause the Initial Williams Option Closing Date (and, if applicable, the Lake Cameron Closing Date), the Initial Oxford Option Closing Date, and the first Scheduled Oxford Closing Date to occur simultaneously. Notwithstanding the foregoing, if the Williams Purchaser is prepared to close on the acquisition of one or more of the Initial Williams Option REITs before the first Scheduled Oxford Closing Date, the Williams Purchaser may give written notice to the General Partner, Oxford, and the Escrow Agent designating the Initial Williams Option Closing Date (which shall not be sooner than three (3) Business Days following such notice) and requiring the Initial Williams Option Closing Date to occur before the first Scheduled Oxford Closing Date.
2.9    Share Distribution Mechanics. Any transactions occurring under this Agreement with respect to REIT Shares transferred to Oxford pursuant to this Agreement shall be treated first as a distribution under Section 731 of the Code from the Partnership to the Parties of REIT Shares of the applicable REIT Component Entity in the following ratio: 0.95 to Oxford; 0.0499967 to Williams LP; and 0.0000033 to the General Partner immediately followed by the purchase by Oxford of the REIT Shares that were treated as being distributed to the Williams LP and the General Partner, from the Williams LP and the General Partner.

ARTICLE 4
CLOSING OBLIGATIONS AND PROCEDURES
4.1    Initial Williams Option Closing. If Williams LP delivers a duly completed Williams Ashford/McNeil Option Exercise Notice on or before the Initial Williams Option Deadline in accordance with Section 2.4 above electing to acquire either or both of the Ashford Park REIT and the McNeil Ranch REIT, (i) the Initial Williams Option Closing shall take place at 1:00 p.m. (New York time) on the Initial Williams Option Closing Date and shall be conducted through the Escrow Agent as provided herein, and (ii) on the Initial Williams Option Closing Date, the Partnership shall deliver to Escrow Agent the documents and funds described in Section 4.1.1, the applicable Williams Parties shall deliver to Escrow Agent the documents and funds described in Section 4.1.2, and Oxford shall deliver to Escrow Agent the documents listed in Section 4.1.3, and Escrow Agent shall take the actions described in Section 4.1.4.
4.1.1    Partnership Deliveries and Obligations. On the Initial Williams Option Closing Date, the General Partner shall cause the Partnership to deliver or cause to be delivered to Escrow Agent, each of the following items or funds:

(a)
If not previously distributed in connection with a prior Closing, an amount equal to all Initial Distributable Cash (to be delivered to Escrow Agent by wire transfer of immediately available funds); and

(b)	Such other documents as are consistent with the terms of this Agreement and reasonably required to close the transaction contemplated hereby.
4.1.2    Williams Deliveries and Obligations. On the Initial Williams Option Closing Date, the applicable Williams Parties shall deliver or cause to be delivered to Escrow Agent, each of the following items:

(a)	Immediately available federal funds sufficient to pay the aggregate Initial Williams Option Purchase Price for all of the Initial Williams Option REITs; and

(b)	Such other documents as are consistent with the terms of this Agreement and reasonably required to close the transaction contemplated hereby.
4.1.4    Escrow Agent Deliveries and Obligations. On the Initial Williams Option Closing Date, upon receipt of the deliveries described in Section 4.1.1, 4.1.2, and 4.1.3 above, the Escrow Agent shall take the following actions:

(a)	Complete the assignee information of the original Stock Assignments related to the Initial Williams Option REITs to insert the name of the Williams Purchaser;

(b)
Cause fully assembled, executed originals of the Stock Assignments for the REIT Shares in the Initial Williams Option REITs, together with all original stock certificates evidencing ownership of all of the Initial Oxford Williams REITs to be delivered to the Williams Purchaser;

(f)
Cause an amount equal to 0.95 times the Initial Williams Option Purchase Price to be paid to Oxford; cause an amount equal to 0.0499967 times the Initial Williams Option Purchase Price to be paid to the Williams LP; and cause an amount equal to 0.0000033 times the Initial Williams Option Purchase Price to be paid to the General Partner;

(g)
If not previously distributed in connection with a prior Closing, cause an amount equal to 0.95 times all Initial Distributable Cash to be paid to Oxford; cause an amount equal to 0.0499967 times all Initial Distributable Cash to be paid to the

Williams LP; and cause an amount equal to 0.0000033 times all Initial Distributable Cash to be paid to the General Partner;

(h)
If not previously delivered to the applicable parties in connection with a prior Closing, cause the documents and funds described in Section 4.5.1 below to be distributed, paid, or delivered in accordance with Section 4.5.1 below; and

4.4    Lake Cameron Closing. The Lake Cameron Closing shall take place at 1:00 p.m. on the Lake Cameron Closing Date and shall be conducted through the Escrow Agent as provided herein. On the Lake Cameron Closing Date, the Partnership shall deliver to the Escrow Agent the documents and fund described in Section 4.4.1, the applicable Williams Parties shall deliver to the Escrow Agent the documents (and if applicable, the funds) described in Section 4.4.2, and Oxford shall deliver to the Escrow Agent the documents (and if applicable, the funds) listed in Section 4.4.3, and Escrow Agreement shall take the actions described in Section 4.4.4.
4.4.1    Partnership Deliveries and Obligations. On the Lake Cameron Closing Date, the Partnership shall deliver or cause to be delivered to Escrow Agent, each of the following items:

(a)
If not previously distributed in connection with a prior Closing, an amount equal to the Initial Distributable Cash (to be delivered to Escrow Agent by wire transfer of immediately available funds); and

(b)	Such documents as are consistent with the terms of this Agreement and reasonably required to close the transaction contemplated hereby.
4.4.2    Williams Deliveries and Obligations. On the Lake Cameron Closing Date, the applicable Williams Parties shall deliver or cause to be delivered to Escrow Agent, each of the following items:

(a)	If the Williams Purchaser has become the Lake Cameron Purchaser, immediately available federal funds sufficient to pay the Lake Cameron Purchase Price for Lake Cameron REIT Inc.;

(b)	Such documents as are consistent with the terms of this Agreement and reasonably required to close the transaction contemplated hereby.
4.4.4    Escrow Agent Deliveries and Obligations. On the Lake Cameron Closing Date, upon receipt of the deliveries described in Section 4.4.1, 4.4.2, and 4.4.3 above, the Escrow Agent shall take the following actions:

(a)	Complete the assignee information of the original Stock Assignments related to the Lake Cameron REIT Inc. to insert the name of the Lake Cameron Purchaser;

(b)
Cause fully assembled, executed originals of the Stock Assignments for the REIT Shares in the Lake Cameron REIT Inc., together with all original stock certificates evidencing ownership of all of the Lake Cameron REIT Inc. to be delivered to the Lake Cameron Purchaser;

(d)
If the Williams Purchaser has become the Lake Cameron Purchaser, cause an amount equal to 0.95 times Lake Cameron Purchase Price to be paid to Oxford; cause an amount equal to 0.0499967 times the Lake Cameron Purchase Price to be paid to the Williams LP; and cause an amount equal to 0.0000033 times the Lake Cameron Purchase Price to be paid to the General Partner;

(f)
If the Williams Purchaser has become the Lake Cameron Purchaser, to the extent any of the Option Termination Documents, the Option Account Documents, and the Option Resignation Documents relate to Lake Cameron REIT Inc., cause all such documents to be destroyed (or delivered to the Williams Purchaser if so directed by the Williams Purchaser);

(i)
If not previously distributed in connection with a prior Closing, cause an amount equal to 0.95 times all Initial Distributable Cash to be paid to Oxford; cause an amount equal to 0.0499967 times all Initial Distributable Cash to be paid to the Williams LP; and cause an amount equal to 0.0000033 times all Initial Distributable Cash to be paid to the General Partner;

(j)
If not previously delivered to the applicable parties in connection with a prior Closing, and if the Williams Purchaser has become the Lake Cameron Purchaser, cause the documents and funds described in Section 4.5.1 below to be distributed, paid, or delivered in accordance with Section 4.5.1 below; and

Exhibit C

Stipulated Amounts

Asset	Agreed Asset Value	(Estimated Total Mortgage Debt Amount* **)	Net of Other Assets and Liabilities	(Tenant Receivables)	Stipulated Amount

Lake Cameron	$30,420,000.00	$(17,541,744.80)	$48,004.04	$(48,599.58)	$12,877,659.66
McNeil Ranch	$20,995,000.00	$(13,281,037.77)	$(66,265.37)	$(18,673.51)	$7,629,023.35
Ashford Park	$39,425,000.00	$(38,795,943.75)	$215,305.56	$(67,333.35)	$777,028.46

*  With respect to McNeil Ranch REIT Inc.; if (but only if) the mortgage loan secured by the Asset owned by such REIT Component Entity is repaid in full at the closing of the acquisition of the applicable REIT Component Entity by Oxford or the Williams Purchaser, as applicable, and an exit fee, prepayment premium, or other similar amount is paid at that closing, such exit fee, prepayment premium, or similar amount so paid will be included in the Total Mortgage Debt Amount, which will reduce the Net Equity Value for such REIT Component Entity, thus reducing the Stipulated Amount for such REIT Component Entity. With respect to McNeil Ranch REIT Inc. this amount is as follows:

	McNeil Ranch REIT Inc.		$137,500.00

**  Estimated Total Mortgage Debt Amounts were derived by taking balances at December 31, 2012 and adjusting for any actual and anticipated principal and interest payments made, and/or expected to be made, subsequent to December 31, 2012 but prior to the Estimated Transfer Date.

Please note, interest rates fluctuate on some of the loans. As such, for those variable rate loans where the actual rate is unknown, the above estimates were calculated using an estimated rate based on the most recent known rate. In addition, estimated Transfer Dates were determined based on the dates shown in the Liquidation Agreement under the definitions for "Scheduled Oxford Closing Date" and "Initial Williams Option Closing Date". If any of the Transfer Dates differ from the estimated dates used in the above calculations, estimated Total Mortgage Debt Amounts would also change.

Exhibit E

Total Mortgage Debt Amounts

Asset	Name of Lender	Loan Number	Outstanding Principal	Accrued and Unpaid Interest	Other (i.e. Exit Fees*)	Total Mortgage Debt Amount*

Lake Cameron	New York Life Insurance Company (Serviced by New York Life Investment Management LLC)	3740056	$17,500,000.00	$55,659.72	$ -	$17,555,659.72
McNeil Ranch	General Electric Capital Corporation (Serviced by GEMSA Loan Services, L.P.)	69-0078824	$13,228,388.78	$68,004.94	$ -	$13,296,393.72
Ashford Park	New York Life Insurance Company (Serviced by New York Life Investment Management LLC)	3740106	$38,700,000.00	$127,925.00	$ -	$38,827,925.00

*  With respect to McNeil Ranch REIT Inc.; if (but only if) the mortgage loan secured by the Asset owned by such REIT Component Entity is repaid in full at the closing of the acquisition of the applicable REIT Component Entity by Oxford or the Williams Purchaser, as applicable, and an exit fee, prepayment premium, or other similar amount is paid at that closing, such exit fee, prepayment premium, or similar amount so paid will be included in the Total Mortgage Debt Amount, which will reduce the Net Equity Value for such REIT Component Entity, thus reducing the Stipulated Amount for such REIT Component Entity. With respect to McNeil Ranch REIT Inc. this amount is as follows:

McNeil Ranch REIT Inc.			$137,500.00